CERTIFICATE OF INCORPORATION

                                       OF

                       COMPUTER OUTSOURCING SERVICES, INC.



1. NAME. The name of the corporation (hereinafter, the "CORPORATION") is Computer Outsourcing Services, Inc.

2. PURPOSE. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DCGL").

3.  REGISTERED AGENT AND REGISTERED OFFICE FOR SERVICE OF PROCESS. The
Secretary of State of the State of Delaware is designated as the agent of the Corporation upon whom process against it may be served, and the Registered Agent at its post office address, which shall be the Registered Office of the Corporation, to which the Secretary of State shall mail a copy of such process served upon him is:

The Corporation Trust Company
1209 Orange Street
Wilmington, DE

4.  CAPITAL STOCK.

         4.1 AUTHORIZED CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 11,000,000, consisting of 1,000,000 shares of preferred stock, par value $.01 per share, ("PREFERRED STOCK") and 10,000,000 shares of Common Stock, par value $.01 per share ("COMMON STOCK").

                  4.1.1 PREFERRED STOCK. Authority is hereby expressly granted to the Board of Directors (the "BOARD") from time to time to issue the Preferred Stock as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, voting powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board with respect to each such series shall include, but not be limited to, the determination of the following:







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                        4.1.1.1 the distinctive designation of, and the number
of shares comprising, such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board;

                        4.1.1.2 the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

                        4.1.1.3 whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and conditions of such redemption;

                        4.1.1.4 whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

                        4.1.1.5 whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates adjustments, and other terms and conditions of such conversion or exchange;

                        4.1.1.6 whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

                        4.1.1.7 the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

                        4.1.1.8 any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

         4.2 DIVIDENDS, ETC. Subject to any provisions of this Certificate of Incorporation, so long as any shares of Common Stock are outstanding, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation other than the Corporation or property of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.








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         4.3  VOTING.

                  4.3.1 ONE VOTE PER SHARE. Each holder of record of Common Stock shall have one vote for each share outstanding in his or her name on the books of the Corporation and entitled to vote. Cumulative voting shall not be permitted.

                  4.3.2 CLASS VOTING. The holders of Common Stock and other classes and designations of stock as shall be determined by the Board, shall vote together as a single class unless otherwise determined by the Board.

                  4.3.3 QUORUM. The holders of a majority of all of the issued and outstanding shares eligible to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at any meeting of shareholders.

                  4.3.4 ACTION WITHOUT MEETING. Except as may be otherwise specifically provided by law, whenever by any provision of law or of this Certificate of Incorporation the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with and such action may be taken if holders of at least the minimum number of shares required to authorize such action if such meeting were held and all shares entitled to vote thereon were present in person or by proxy, consent in writing to such action.

5.  BOARD OF DIRECTORS.

         5.1 NUMBER. The number of directors ("DIRECTORS") shall be determined by the Board. The Board shall have three classifications of Directors, namely Class A, Class B and Class C, and each class shall have an equal number of Directors to the greatest extent possible.

         5.2 ELECTION OF BOARD. The Board shall be elected in accordance with the by-laws and the DGCL.

         5.3 TERM. Each Director shall serve for a term of three years continuing until the meeting of the shareholders at which the election of the Class of Directors of which he or she is a member is in the regular order of business and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Notwithstanding the foregoing, the terms of members of the initial Board shall be one year for Class A Directors, two years for Class B Directors and three years for Class C Directors.

         5.4 REMOVAL AND VACANCIES. Unless otherwise provided in this Certificate of Incorporation, the holders of a majority of the shares of outstanding Common Stock shall have the right to remove any one or more of the Directors at any time, but only with cause, and to concomitantly elect, by plurality vote, a successor or successors to fill any vacancy on the Board caused by the removal of any Director.








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Any vacancy caused by the death, disability, or resignation of any Director or failure by the holders of a majority of the shares of outstanding Common Stock to concomitantly fill a vacancy on the Board caused by the removal of a Director for cause shall be filled by a vote of a majority of the remaining Directors then in office even though such number may constitute less than a quorum; PROVIDED that if no Directors remain, then vacancies shall be filled by plurality vote of the holders of the outstanding Common Stock. Any Director so appointed to fill a vacancy shall serve for the remainder of this term and until his successor is duly elected and qualified.

         5.5 QUORUM. Not less than three Directors shall constitute a quorum for the transaction of business at any duly called meeting of the Board.

         5.6 ACTION BY THE BOARD. A majority vote of Directors present at a meeting of Directors at which a quorum is present shall be required to effect any action by the Board with respect to any matter.

6. AMENDMENTS TO CERTIFICATE OF INCORPORATION. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, as the same may be amended, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 6.

7. BY-LAWS. The Board is hereby authorized to adopt, amend or repeal the by-laws of the Corporation.

8.  DURATION.  The duration of the Corporation is to be perpetual.

9. INDEMNIFICATION. The Directors shall have the authority to provide in the by-laws for the indemnification of directors and officers to the fullest extent permitted by law.

10. PERSONAL LIABILITY OF DIRECTORS. The personal liability of the Directors is hereby eliminated to the fullest extent permitted by the provisions of the DGCL as the same may be amended and supplemented, or any successor provision thereto.

11. NO PREEMPTIVE RIGHTS. No holder of any share of the Corporation shall, because of his ownership of shares, have a preemptive or other right to purchase, subscribe for or take any part of any shares or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation issued, optioned or sold by the Corporation after its incorporation, whether the shares be authorized by this Certificate of Incorporation or be authorized by an amended certificate duly filed and in effect at the time of the issuance or sale of such shares or such notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation. Any part of the shares authorized by this Certificate of Incorporation or by an amended certificate duly filed, and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to




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purchase shares of the Corporation may at any time be issued,  optioned for sale and sold or disposed of by the Corporation pursuant to resolution of the Board to such persons and upon such terms and conditions as may, to the Board, seem proper and advisable without first offering to existing shareholders the said shares or the said notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation or any part of any thereof.

12. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders may be called only by the Chairman of the Board, the President of the Corporation or by the majority vote of the Directors on the Board. Notwithstanding the foregoing, whenever the holders of one or more classes or series if Preferred Stock shall have the right, voting separately as a class or series, to elect Directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board, special meetings of holders of Preferred Stock.

13. The name and address of the sole incorporator is Richard A. Krantz, Robinson & Cole LLP, 695 East Main Street, Stamford, CT 06904.

    The undersigned has signed this Certificate of Incorporation on May 14, 1999.





                                /s/ Richard A. Krantz
                                ---------------------
                                Richard A. Krantz
                                Sole Incorporator






















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